UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 17, 2009
Date of Report (Date of earliest event reported)
VITRAN CORPORATION INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-26256	98-0358363

(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada	M9C 5L5

(Address of principal executive offices)	(Zip Code)
416-596-7664
Registrant’s telephone number, including area code
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Securities Purchase Agreement
On September 17, 2009, Vitran Corporation Inc. (the “Company”) entered into a binding securities purchase agreement (the “Securities Purchase Agreement”) with several accredited investors for the sale of 2,698,282 common shares in the aggregate (the “Shares”) in a private placement transaction (the “Private Placement”). The purchase price to be paid by the investors in the Private Placement will be $8.50 per Share. The closing of the Private Placement and the issuance of the Shares is anticipated to occur on or about September 21, 2009.
Under the Securities Purchase Agreement, it is anticipated that on closing of the Private Placement, the Company will enter into a registration rights agreement with the investors pursuant to which the Company will agree to file a registration statement with the SEC as soon as practicable, but in no event later than 30 days following the closing under the Private Placement. The registration statement will register for resale the Shares issued to the investors in an offering to be made on a continuous basis pursuant to Rule 415 promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Company will also agree to use its commercially reasonable best efforts to have the registration statement declared effective as soon as practicable after the filing date of the registration statement, but in any event no later than the 90th day after the closing date. The Company will further agree to keep the registration statement continuously effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the investors may sell all of the Shares covered by the registration statement without limitation or restriction pursuant to Rule 144 (or any successor thereto) promulgated under the Securities Act without the requirement for the Company to be in compliance with the current public information requirements under Rule 144, or (ii) the date on which the investors shall have sold all of the Shares covered by the registration statement. If the registration statement (i) has not been filed by the date required above, or (ii) has not been declared effective by the SEC on or before the date that is 90 days after the closing date, then the Company will be obligated to pay as a partial remedy to the investors in an amount equal to 1.0% of the aggregate purchase price for the registrable securities purchased by the investors, for each 30-day period, or pro rata for any portion thereof, following the date by which the Registration Statement should have been filed or declared effective; provided, however, that the aggregate amount of such payments shall not exceed 10% of the aggregate purchase price for the registrable securities purchased by the investors.
In addition, it is a condition of closing that certain officers of the Company and all of the directors will have entered into lock-up agreements in favor of the investors whereby such officers and directors will agree not to sell any securities of the Company held by them from the date of closing until 30 days after the earlier of (i) the date on which the registration statement described above is declared effective by the SEC, and (ii) the date on which the investors under the Private Placement may resell the Shares without registration under Rule 144 of the Securities Act.
The foregoing summary of the terms of the Securities Purchase Agreement is subject to, and qualified in its entirety by, the Securities Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Amendment to Credit Agreement
On September 17, 2009, the Company and certain of its subsidiaries also entered into Amendment No. 6 to its syndicated lending agreement (the “Amending Agreement”). Pursuant to the Amending Agreement, the syndicate, led by JPMorgan Chase Bank, N.A., as agent (the “Agent”) and the other lenders that are parties thereto (collectively, the “Lending Group”), agreed to amend the original credit agreement dated July 31, 2007 (the “Original Credit Agreement”) among the Company, certain of its subsidiaries, the Agent, and the Lending Group. The Original Credit Agreement continues in full force and effect, other than as amended by the Amending Agreement and (i) Amendment No. 1 to Credit

Agreement dated as of January 21, 2008, (ii) Amendment No. 2 to Credit Agreement dated as of April 10, 2008, (iii) Amendment No. 3 to Credit Agreement dated as of December 30, 2008, (iv) Amendment No. 4 to Credit Agreement dated as of March 6, 2009, and (v) Amendment No. 5 to Credit Agreement effective May 8, 2009.
The following is a summary of the material terms of the amendments to the Original Credit Agreement, as amended by the Amending Agreement:
•	The effectiveness of the Amending Agreement is subject to the Company raising a minimum of $20.0 million of equity, which the Company intends to satisfy through closing the Private Placement described above.

•	The proceeds from the equity issue must be used to prepay $7.5 million of the outstanding credit under the term facility and a minimum of $12.5 million of the outstanding credit under the revolving credit facility. There is no decrease in the bank commitment under the revolving credit facility.

•	The mandatory prepayment clause is extended to December 31, 2010, whereby 100% of the amount of (i) any proceeds from the sale of real estate, (ii) any proceeds from the sale of rolling stock which exceed, in the aggregate, $1.0 million, and are not reinvested by the Company within 90 days of such sale, and (iii) any proceeds from the sale of any other assets which exceed, in the aggregate, $1.0 million, in each case net of expenses of disposition and all taxes related thereto, must be used to prepay the outstanding credit under the revolving credit facility. On October 1, 2009, the Company must prepay the outstanding credit under the term facility to a maximum of $2.5 million, including transferring any prepayment made to the revolving credit facility prior to September 30, 2009 to a prepayment under the term facility on September 30, 2009.

•	The Amending Agreement amends certain financial covenants, measured on the last day of each quarter, through December 31, 2010 as set forth below:

	Q3-09	Q4-09	Q1-10	Q2-10	Q3-10	Q4-10	Thereafter
Debt to EBITDA maximum	7.25:1	6.75:1	6.50:1	6.50:1	4.50:1	3.50:1	3.25:1
EBITDAR to Interest Expense and Rent minimum	1.05:1	1.05:1	1.05:1	1.05:1	1.30:1	1.40:1	1.50:1
o	In addition to the above, the Company must maintain minimum consolidated EBITDA based on a rolling twelve-month basis for (i) the third and fourth quarters of 2009 at greater than or equal to $14.0 million, (ii) the first and second quarters of 2010 at greater than or equal to $15.0 million, (iii) the third quarter of 2010 at greater than or equal to $20.0 million, and (iv) the fourth quarter of 2010 at greater than or equal to $24.0 million. This EBITDA covenant is removed beginning in fiscal year 2011.

o	Until January 1, 2011, the Company is also restricted to capital expenditures of $10.0 million in any fiscal year plus any amount not spent in fiscal 2009 up to a maximum of $10.0 million.
•	Total bank commitment under the Amending Agreement remains unchanged at $100 million under the revolving credit facility and $44 million under the term facility subject to the mandatory prepayment as described above.

•	Interest rate margins on borrowings and fees under the credit facilities were increased but continue to be based on the Company’s leverage ratio. The LIBOR rate margin and letter of credit fee increased to a range of between 250 basis points and 500 basis points and the unused fee remained unchanged. There is no interest rate floor in the agreement.

The foregoing summary of the terms of the Amending Agreement is subject to, and qualified in its entirety by, the Amending Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On September 17, 2009 the Registrant issued the attached news release entitled “Vitran Corporation Inc. Announces Agreement to Sell Common Shares and Modifies Current Debt Arrangement” announcing that it has entered into the securities purchase agreement described in Item 1.01 of this Report. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Report, including the exhibits attached hereto which are incorporated herein by reference, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.
The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Securities Purchase Agreement including Exhibits. (1)

10.2	Amendment No. 6 to Credit Agreement dated September 17, 2009, by and among Vitran Corporation Inc. and certain subsidiaries, JPMorgan Chase Bank, N.A., as Agent, and the Banks named therein. (1)

99.1	News Release dated September 17, 2009. (1)

(1)	Filed as an exhibit hereto

SIGNATURES
Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRAN CORPORATION INC.
Date: September 18, 2009	By:	/s/ Sean Washchuk
Sean Washchuk, Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement including Exhibits. (1)

10.2	Amendment No. 6 to Credit Agreement dated September 17, 2009, by and among Vitran Corporation Inc. and certain subsidiaries, JPMorgan Chase Bank, N.A., as Agent, and the Banks named therein. (1)

99.1	News Release dated September 17, 2009. (1)

(1)	Filed as an exhibit hereto